UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 20, 2012, EntreMed, Inc. (the “Company”) entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain strategic accredited investors, including IDG-Accel China Growth Fund II L.P. (“IDG”), Emerging Technology Partners, LLC (“ETP”), and Dr. Tak W. Mak, Director of The Campbell Family Institute for Cancer Research (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Transaction”) subordinated mandatorily convertible promissory notes (collectively, the “Notes”) with an aggregate principal amount of $10 million. The Company also issued warrants (the “Warrants”) to the Investors to purchase an aggregate of 1,739,132 shares of the Company's common stock, par value $0.01 per share (“Common Stock”). The Warrants cover a number of shares of common stock equal to 20% of the principal amount of the Notes, divided by $1.15.  The Warrants are exercisable at $1.40 per share and expire five years after the date issuance, subject to stockholder approval and the ownership limitations described below.

The Transaction is subject to certain closing conditions, and is expected to be consummated no earlier than January 27, 2012 (the “Closing”). Upon consummation, the aggregate gross proceeds to the Company from the Transaction are expected to be $9.3 million, excluding any proceeds from the exercise of any Warrants. The Company agreed to pay ETP a fee in the amount of 6% of the aggregate amount invested in the Transaction, payable in cash at the Closing, for ETP’s due diligence, role in structuring and negotiating the transaction and as reimbursement for ETP’s fees incurred in connection with the Transaction.

Subject to the approval of the Company's stockholders at the 2012 stockholder meeting, the Notes will automatically and immediately convert into shares of common stock and the warrants will become exercisable 90 days after stockholder approval.  The Notes may not be prepaid without the consent of the holder of the Note. The Notes have a maturity date of August 31, 2012, bear an interest rate of 6% and will convert at a conversion price of $1.15 per share (subject to adjustment for stock splits, dividends and combinations and recapitalizations).  The conversion price reflects the 10-day average closing sale price of the Company’s Common Stock ending on January 20, 2012.  The Notes are not convertible, and the Warrants are not exercisable, prior to receiving stockholder approval.  If stockholder approval is not obtained, the Company will be required to pay liquidated damages to the Investors equal to an aggregate of $1.2 million. The Investors have agreed that, without stockholder approval, the Notes may not be converted, and the Warrants may not be exercised, in whole or in part, as applicable, into shares of Common Stock if such conversion or exercise would result in the Investor (either individually or as part of a “group” under the United States federal securities laws) owning, or having a right to acquire, the greater of (i) 17.50% of the outstanding shares of the Company's Common Stock or (ii) such number of shares that would cause a “change in control” under the applicable rules of the Nasdaq Stock Market.

Pursuant to the terms of the Purchase Agreement, the Company has granted registration rights to the Investors. The Company has agreed to file a resale registration statement covering the shares of Common Stock underlying the Notes and upon exercise of the Warrants within 90 days of stockholder approval.

The Company granted each of ETP and IDG, as representatives of the Investors, the right to designate one member to the Company’s Board of Directors, or to each designate a board observer (an “Investor Designee”). In the event ETP or IDG declines to designate an Investor Designee, the other shall have the right to designate a second Investor Designee. Pursuant to the terms of the Purchase Agreement, the Investors’ board representation rights shall decrease ratably in proportion to their ownership of Common Stock, such that the percentage of the Board of Directors represented by the Investors Designees shall not exceed the Investors’ proportionate percentage equity ownership in the Company at any time.

Pursuant to the terms of the Purchase Agreement, the Company agreed that during the period between the Closing and the stockholder meeting, the Company will not, subject to certain customary exceptions, issue additional equity securities or incur additional indebtedness other than in ordinary course of business.

A copy of each of the Purchase Agreement, form of Note and form of Warrant are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.  The foregoing description of each of the Purchase Agreement, Note and Warrant are a summary only and are subject to, and qualified in their entirety by, such exhibits. On January 23, 2012, the Company issued a press release announcing the Transaction, the text of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement is incorporated by reference to this Current Report on Form 8-K. Except for its status as the contractual document between the parties with respect to the agreements described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

The Transaction is being made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder since such issuance did not involve a public offering, was not made by means of any form of general solicitation or general advertising, the investors were accredited investors, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the securities issued are restricted securities and cannot be resold absent registration or an available exemption from the registration requirements under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Future Director Resignations

In connection with the Transaction, it is expected that Michael Tarnow, the Executive Chairman of the Board of Directors, and Donald Brooks will resign from the Board of Directors, effective upon the Closing. It also is anticipated that the Board of Directors will fill the vacancies created by the resignations of Messrs. Tarnow and Brooks with two designates nominated on behalf of the Investors.

Neither the expected resignation of Mr. Tarnow nor Mr. Brooks relates to any disagreement with the Company. Messrs. Tarnow and Brooks have agreed to resign to facilitate the election of the Investors’ director designees.

Executive Officer Bonus Payment and Option Grant

On January 23, 2012, the Compensation Committee approved a one-time cash bonus payment to Cynthia W. Hu, the Company’s Chief Operating Officer, General Counsel and Secretary, in the amount of $75,000, payable upon the Closing, in recognition of her efforts in completing the Transaction. The Compensation Committee also awarded Ms. Hu a stock option covering 100,000 shares of the Company’s Common Stock at the closing price on the date of grant. Effective upon the Closing, 25% of the grant shall vest immediately, with the remaining shares vesting equally over a three-year period, subject to the terms and conditions of the Company’s customary option award agreement and the terms and conditions of the Company’s 2011 Long-Term Incentive Plan (the “Plan”).

Item 8.01. Other Events.

Special Director Grants; Payment to Executive Chairman

On January 23, 2012, the Compensation Committee approved one-time stock option grants to Michael Tarnow, the Executive Chairman, and Dwight Bush, the Vice-Chairman of the Board of Directors. Each received a non-qualified stock option to purchase 50,000 shares of the Company’s common stock under the at the closing price on the date of grant. Effective upon the Closing, these options fully vest and expire in ten years. The option grants to Messrs. Tarnow and Bush were made in consideration of their significant contributions to the Board in connection with the Transaction.

Also on January 23, 2012, the Compensation Committee approved a stock option grant to granted to Board member Donald Brooks of a non-qualified stock option to purchase 25,000 shares of the Company’s common stock under the Plan, at the closing price on the date of grant. Effective upon the Closing, these options fully vest and expire in ten years. The option grant to Mr. Brooks was made in consideration of his Board service related to operational and business strategy issues involving the Company.

Mr. Tarnow is entitled to an annual payment of $180,000 per year for serving as the Chairman of the Board of Directors and the Executive Chairman. In connection with his resignation and in recognition of his service to the Board of Directors in connection with the Transaction and on other matters, the Compensation Committee also approved, effective as of his resignation, continued payments to Mr. Tarnow of $15,000 per month through May 31, 2012, the anniversary of his service since the 2011 annual meeting of stockholders. In addition, Mr. Tarnow has agreed to consult, as necessary, on such strategic matters as the Company may reasonably request through the date of the shareholders meeting to approve the Transaction.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
4.1	Form of Subordinated Mandatorily Convertible Note (included in Exhibit 10.1)
4.2	Form of Warrant (included in Exhibit 10.1)
10.1	Convertible Note and Warrant Purchase Agreement, dated January 20, 2012, by and among EntreMed, Inc. and the investors party thereto.
99.1	Press release, dated January 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu
Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel & Secretary

Date: January 26, 2012

Exhibit Index

Exhibit No.	Description
4.1	Form of Subordinated Mandatorily Convertible Note (included in Exhibit 10.1)
4.2	Form of Warrant (included in Exhibit 10.1)
10.1	Convertible Note and Warrant Purchase Agreement, dated January 20, 2012, by and among EntreMed, Inc. and the investors party thereto.
99.1	Press release, dated January 23, 2012